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Exhibit 99.1

[EXACT SCIENCES LOGO]	Press Release
FOR IMMEDIATE RELEASE For further information
Media:	Investor Relations & Corporate Communications:	EVP & CFO:
Peggy Kochenbach Fleishman-Hillard P: (617) 267-8223 E: kochenbp@fleishman.com	Amy Hedison EXACT Sciences P: (508) 683-1252 E: ahedison@exactsciences.com	John McCarthy EXACT Sciences P: (508) 683-1275 E: jmccarthy@exactsciences.com

EXACT SCIENCES ANNOUNCES PUBLIC OFFERING OF COMMON STOCK

        MARLBOROUGH, Mass.—(January 26, 2004)—EXACT Sciences Corporation (NASDAQ: EXAS) announced today that it plans to offer 6,000,000 shares of its common stock in a public offering pursuant to a shelf registration statement previously filed with the Securities and Exchange Commission and declared effective in September 2003. The Company also plans to grant to the underwriters an option to purchase up to an additional 900,000 shares of its common stock within 30 days after the offering solely to cover over-allotments incurred in the offering, if any. Merrill Lynch & Co. and UBS Securities LLC are acting as joint book-running managers on this offering. Thomas Weisel Partners LLC and Leerink Swann & Company are acting as co-managers of the offering.

        This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities law of any such jurisdiction. A shelf registration statement relating to the shares that the Company intends to sell has been previously filed with, and declared effective by, the Securities and Exchange Commission. Any offer, if at all, will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. The securities may not be sold nor may offers to buy be accepted prior to the time that the prospectus supplement is final. Copies of the preliminary prospectus supplement together with the accompanying prospectus may be obtained from the Prospectus Departments of Merrill Lynch & Co. (4 World Financial Center, New York, NY 10080), UBS Securities LLC (ECMG Syndicate, 299 Park Avenue, New York, NY 10171), Thomas Weisel Partners LLC (One Montgomery Street, Suite 3700, San Francisco, California 94104), Leerink Swann & Company (1 Federal Street, 37th Floor, Boston, MA 02110).

About EXACT Sciences Corporation

        EXACT Sciences Corporation is an applied genomics company that develops and commercializes proprietary DNA-based tests for the early detection of cancer. Its first commercial test, PreGen-Plus™, is intended for the early detection of colorectal cancer in the average-risk population. Colorectal cancer, which is the most deadly cancer among non-smokers, is curable if detected early. Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, however, the rate of early detection of colorectal cancer remains low, and deaths from colorectal cancer remain high. EXACT Sciences believes its genomics-based technologies will enable early detection of colorectal cancer so that more people can be effectively treated. Founded in 1995, EXACT Sciences is based in Marlborough, Mass. Detailed information on EXACT Sciences and PreGen-Plus can be found on the World Wide Web at www.exactsciences.com and www.pregenplus.com.

        This press release contains forward-looking statements regarding expectations as to the completion, timing and size of any public offering. A number of risks and uncertainties could cause actual events to differ from the Company's expectations indicated by these forward-looking statements. These risks include reaching agreement as to the terms of the offering with the underwriters, successful completion of the offering and other risks addressed in the Company's periodic reports filed with the Securities and Exchange Commission. The Company does not undertake an obligation to update forward-looking statements.

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EXACT SCIENCES ANNOUNCES PUBLIC OFFERING OF COMMON STOCK